United States
                       Securities and Exchange Commission
                             Washington, D.C. 20549

                                    Form 8-K
                                 Current Report
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

         Date of Report (date of earliest event reported): January 21, 1998

                                    Endorex Corp.
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               (Exact name of registrant as specified in charter)

Delaware                                  0-11572                 41-1505029
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(State or other Jurisdiction      (Commission File Number)     (IRS Employer
of Incorporation)                                             Identification)

900 North Shore Drive, Lake Bluff, IL                            60044
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(Address of Principal Executive Offices)                       (Zip Code)

Registrant's telephone number, including area code: (847)604-7555

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Former Name or Former Address, if changed since last report.

Item 5. Other Events

As reported by the Company on Form 8-K filed with the U.S. Securities and Exchange Commission on January 6, 1998, the Company executed a binding letter of intent on December 31, 1997 with Elan Corporation, plc, for the exclusive research, development and commercialization of oral and mucosal prophylactic and therapeutic vaccines. The closing of the transactions contemplated by the letter of intent occurred as of January 21, 1998.

At the time of closing, Endorex issued to Elan International
Services, Ltd. (i) 307,692 shares of Endorex common stock and a six-year warrant to purchase an additional 230,777 shares of Endorex common stock at an exercise price of $10.00 per share for an aggregate purchase price of $2,000,000. In addition, Elan International
Services, Ltd. purchased $8.01 million of Endorex Series B
Convertible Preferred Stock, which is convertible into Endorex common stock at a price of $7.50 per share. The Series B
Convertible Preferred Stock pays an 8% annual in-kind dividend.

As previously reported, the project will be conducted in a joint venture company that is initially owned 80.1% by Endorex and 19.9% by Elan. The new company has licensed certain technology from Elan and certain other technology from Orasomal, a subsidiary of Endorex. Endorex has invested $8.01 million in the joint venture and Elan has invested $1.99 million.

Elan received an initial $10 million license payment from the joint venture, and may receive future milestones and royalties based on the joint venture's performance. As a result, the joint venture will record an expense in the first quarter of 1998 for the initial license fee paid to Elan. Endorex will consolidate its $8.01 million share of that expense and will simultaneously record Elan's purchase of $8.01 million of Endorex Series B Convertible Preferred Stock.

For additional information, please see the attached press release.



Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

          (a)  Financial Statements

          The Company has determined that no financial statements are required to be filed pursuant to this item.

          (b)  Pro Forma Financial Information

          The Company has determined that no pro forma financial statements are required to be filed pursuant to this item.

          (c)  Exhibits

               99.1	Press Release.

                                   Signatures

          Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                    ENDOREX CORP.




                                    /s/ Michael S. Rosen
                                    President and CEO



                                    /s/ David G. Franckowiak
                                    Vice President, Finance and Admin.
                                    (principal financial officer)

EXHIBIT 99.1

Endorex Corp. Finalizes $10 Million Vaccine Joint Venture with Elan

Chicago, Illinois, January 27, 1998 -- Endorex Corp. (OTC: ENDR) said today that it has finalized its previously announced joint venture with Elan Corporation, plc (NYSE: ELN) for the exclusive research, development and commercialization of oral and mucosal prophylactic and therapeutic vaccines.

The joint venture combines novel existing and future delivery systems of the two companies for the development of human vaccines, a $4 billion market which is projected to increase to $7 billion by 2001, as well as for the growing veterinary vaccine market.

"We are pleased to be able to close this important transaction so quickly," said Michael S. Rosen, President and Chief Executive Officer of Endorex, "and believe it is an indication of the strong commitment both parties feel about starting this partnership."

The new entity, expected to be officially named shortly, is licensing on an exclusive basis Elan's drug delivery inventions, intellectual property, and existing and future patents relating to oral and mucosal delivery technologies for therapeutic and prophylactic vaccines for humans and animals.

Elan Purchases  $10.01 Million in Endorex Stock

Endorex and Elan have contributed a total of $10 million in capital to the joint venture, which is initially owned 80.1% by Endorex and 19.9% by Elan. Additionally, Elan has purchased $10.01 million in Endorex equity, of which $2 million is 307,692 shares of Endorex common stock at $6.50 per share, and the remaining $8.01 million is Endorex preferred stock convertible into common stock at $7.50 per share. Additionally, Endorex has issued to Elan a warrant to purchase 230,777 shares of common stock, exercisable at $10.00 per share. Elan and Endorex will each contribute equally towards funding R&D activities in the first year, and will thereafter fund future joint venture expenditures in proportion to their respective ownership levels.

Elan received an initial $10 million license payment from the new joint venture, and may receive future milestones and royalties based on the joint venture's performance. Orasomal may also receive milestones and royalties for the license of the Orasometm technology based on the joint venture's performance. As a result, the joint venture will record an expense in the first quarter of 1998 for the initial license fee paid to Elan. Endorex will consolidate its $8.01 million share of the expense and will simultaneously record Elan's purchase of the $8.01 million convertible preferred stock.

About Endorex

Endorex Corp. is a development stage biotechnology company involved in oral drug delivery and cancer therapy. Orasomal Technologies, Inc., Endorex's oral delivery subsidiary, licensed technology from Massachusetts Institute of Technology (MIT) that is being developed to deliver vaccines, proteins and peptides. Wisconsin Genetics, Inc.
(WGI), Endorex's second subsidiary, is starting Phase II clinical trials for novel cancer therapy based on monoterpenes. Endorex is presently developing two drugs for cancer and infectious disease: an immunomodulator and an immuno-adjuvant for vaccines.

The statements made in this press release contain certain forward-looking statements, within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, that involve a number of known and unknown risks and uncertainties. Such statements are only predictions and actual events or results in future periods may differ materially from what is currently anticipated. In addition to the matters described in this press release, risk factors as described from time to time in Endorex's filings with the Securities and Exchange Commission, including but not limited to, its most recent reports on Form 10-QSB and Form 10-KSB, may affect the results achieved by Endorex. The Company assumes no obligation to update the information in this release.

Note to Investors and Editors: Endorex's press releases are available on the Internet at: http://www.endorex.com
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